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                                                                    Exhibit 10.2

HAYNES INTERNATIONAL, INC.
Death Benefit Plan
MASTER PLAN DOCUMENT

                           HAYNES INTERNATIONAL, INC.
                               DEATH BENEFIT PLAN
                            Effective January 1, 2003

                                    ARTICLE 1
                            ESTABLISHMENT OF THE PLAN

1.1. ESTABLISHMENT OF THE PLAN. Haynes International, Inc. (the "Company") hereby establishes a death benefit only plan for eligible employees of the Employer, effective as of January 1, 2003, to be known as the "Haynes International, Inc. Death Benefit Plan" (the "Plan"), as set forth in this document.

                                    ARTICLE 2
                          ELIGIBILITY AND PARTICIPATION

2.1. ELIGIBILITY AND PARTICIPATION. Participation in the Plan shall be limited to only those employees of the Haynes International, Inc. Supplemental Executive Retirement Plan. From that group, the Haynes International, Inc. Retirement Committee shall select, in its sole discretion, employees to participate in the Plan. Any selected employee shall become a participant as of the date specified by the Committee. No employee has a right to be selected as a participant under this Plan, nor to continue as a participant under this Plan indefinitely. The Committee, however, shall comply with the terms of any employment agreement entered into by the Company with a particular employee in determining the eligibility of that employee to participate in this Plan. Subject solely to any individual employment agreement, eligibility and participation in this Plan shall cease automatically when a participant becomes totally and permanently disabled as determined by the Committee, when a participant first begins receiving a retirement benefit under any retirement benefit plan maintained by the Company for executives, or when otherwise determined by the Committee in its sole discretion.

                                    ARTICLE 3
                                 DEATH BENEFITS

3.1. DEATH BENEFITS. If a participant dies while employed by the Company, his or her designated beneficiary shall be entitled to receive a death benefit equal to the amount determined from time to time by the Committee and set forth in Exhibit A to this Plan.

3.2. DESIGNATION OF BENEFICIARY. Upon the commencement of participation in the Plan, each participant shall designate in writing on a form provided by the Committee and set forth in Exhibit B a beneficiary or beneficiaries to receive any death benefits payable under the terms of this Plan. A participant may revoke his or her beneficiary designation at any time and submit a new designation in writing. Upon the death of the participant, the

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HAYNES INTERNATIONAL, INC.
Death Benefit Plan
MASTER PLAN DOCUMENT

     Committee shall pay the death benefit due under this Plan in accordance with the last written beneficiary designation received by the Committee prior to the date of the participant's death. If no beneficiary is designated, the death benefit shall be paid to the participant's spouse, or if none, per stirpes to the participant's descendants living at the time of his or her death, or, if none, to the participant's estate.

3.3. METHOD OF PAYMENT. Death benefits provided under this Plan shall be paid as set forth in Exhibit A.

                                    ARTICLE 4
                               GENERAL PROVISIONS

4.1. FUNDING. No funds shall be segregated or earmarked for any participant or beneficiary. However, the Company may use any means to set aside or generate funds necessary to satisfy its obligations under the Plan, including the purchase of insurance or the establishment of one or more grantor trusts of the type referred to as a "rabbi trust." Any such assets that are set aside in the discretion of the Company for purposes of this Plan shall at all times be subject to the claims of the Company's general creditors in the event of insolvency, and no participant or beneficiary shall have any right, title or interest in any fund, any specific sum of money, any grantor trust, or any asset that may be acquired by the Company with respect to the Company's obligations under this Plan (other than as a general creditor of the Company with an unsecured claim against the general assets), or in any other assets of the Company by virtue of participation in this Plan.

4.2. EMPLOYMENT RIGHTS. Establishment of this Plan shall not be construed to give any participant the right to be retained by the Company, or to any benefits not specifically provided by the Plan.

4.3. EFFECT ON OTHER BENEFIT PLANS. Amounts paid under this Plan shall not be considered to be compensation for the purposes of any qualified retirement plan maintained by the Company. The treatment of such amounts under other employee benefit plans shall be pursuant to the provisions of each plan.

4.4. APPLICABLE LAW. This Plan shall be construed under the laws of the State of Indiana, and shall be binding upon and inure to the benefit of the participant and' the Company and any successor company of the Company by way of merger, reorganization, acquisition, or sale by the Company of substantially all of its assets.

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HAYNES INTERNATIONAL, INC.
Death Benefit Plan
MASTER PLAN DOCUMENT

                                    ARTICLE 5
                           AMENDMENT AND TERMINATION,

5.1. AMENDMENT AND TERMINATION. The Company reserves the right to amend the Plan or terminate the Plan at any time. However, no such amendment or termination shall adversely affect the rights of a beneficiary already receiving payments under the Plan.

     IN WITNESS WHEREOF, the Company has signed this Plan document as of January 1, 2003.

                                        HAYNES INTERNATIONAL, INC., a Delaware
                                        corporation


                                        By: /s/ FRANCIS J. PETRO
                                           -------------------------------------
                                        Title: PRESIDENT & CEO
                                              ----------------------------------

     [Exhibit A - Determination of Death Benefit Amount and Exhibit B - Beneficiary Form have been omitted from the Plan as filed with the Securities and Exchange Commission (the "SEC"). The omitted information is considered immaterial from an investor's perspective. The Registrant will furnish supplementally a copy of any of the omitted exhibits to the SEC upon request from the SEC.]

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